                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   \X\
Filed by a party other than the Registrant   \ \

Check the appropriate box:
        \X\       Preliminary Proxy Statement                         \ \       Confidential, For Use of
                                                                                the Commission only(as
                                                                                permitted by Rule 14a-6(e)(2)
        \ \       Definitive Proxy Statement
        \ \       Definitive Additional Materials
        \ \       Soliciting Material pursuant
                  to Rule 14a-11(c) or Rule
                  14a-12

                                 TEAMSTAFF, INC.
--------------------------------------------------------------------------------
                (Name of the Corporation as Specified in Charter)
                           Donald T. Kelly, Secretary
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)

        \X\       No Fee Required
        \ \       Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11

(1)      Title of each class of securities to which transaction applies:
         N/A
--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
         N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         N/A
--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
         N/A
--------------------------------------------------------------------------------
         \ \      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.

(1)      Amount previously paid:

--------------------------------------------------------------------------------
(2)      Form schedule or registration number:

--------------------------------------------------------------------------------
(3)      Filing party:

--------------------------------------------------------------------------------
(4)      Dated filed:

--------------------------------------------------------------------------------

                                 TEAMSTAFF, INC.
                       (FORMERLY DIGITAL SOLUTIONS, INC.)
                                300 Atrium Drive
                           Somerset, New Jersey 08873

                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held on May __, 2000

To the Shareholders of TEAMSTAFF, INC.

         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of TEAMSTAFF, INC., formerly Digital Solutions, Inc. (the "Company"), will be held at the offices of the Company, 300 Atrium Drive, Somerset, New Jersey 08873 on May __, 2000 at 11:00 AM New Jersey Time, for the following purposes:

         1. To re-approve a proposal to grant the Board of Directors the authority to amend the Articles of Incorporation of the Company to effect a reverse stock split of the Company's Common Stock, par value $.001 per share, on a 1:3.5 basis, all as set forth in the form of Amended and Restated Articles of Incorporation contained in Appendix A annexed hereto; and

         2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         At the Annual Meeting of Shareholders held on April 13, 2000, shareholders previously approved a proposal to authorize the Board of Directors to effect a reverse stock split in a range of 1:3 to 1:3.5. The Board of Directors has decided to re-submit the proposal to shareholders due to a change of circumstances caused by the acquisition of the PEO division of Outsource International Inc., which occurred three days prior to the Annual Meeting.

         The close of business on April 18, 2000 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

         You are cordially invited to attend the Special Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Special Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Special Meeting.

By Order of the Board of Directors
Donald T. Kelly,  Secretary

Dated:    April __, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 TEAMSTAFF, INC.
                       (FORMERLY DIGITAL SOLUTIONS, INC.)
                                300 Atrium Drive
                           Somerset, New Jersey 08873

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY __, 2000

         This proxy statement and the accompanying form of proxy have been mailed to the shareholders of Common Stock of record of April 18, 2000 (the "Record Date") of TEAMSTAFF, INC., a New Jersey corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders to be held on May __, 2000 at 11:00 a.m. and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

         Shares of the Company's Common Stock par value $.001 per share represented by a properly executed Proxy in the accompanying form will, unless contrary instructions are specified in the Proxy, be voted FOR the proposal to effect a reverse split of the Company's Common Stock of 1:3.5. Each share of common stock is entitled to one vote. Voting is on a noncumulative basis.

         Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of the Company either in writing prior to the Special Meeting or in person at the Special Meeting. Revocation is effective only upon receipt of such notice by the Secretary of the Company. Approval of the reverse stock split requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of shares of Common Stock entitled to vote. Abstentions will be considered as votes represented at the Special Meeting solely for quorum purposes.

         The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's common stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The Company's Annual Report to shareholders was previously delivered to shareholders of record for the Annual Meeting and does not accompany this proxy statement.

         The principal executive offices of the Company are located at 300 Atrium Drive, Somerset, New Jersey 08873; the Company's telephone number is
(732) 748-1700.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the Special Meeting are the Company's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on April 18, 2000 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of April 18, 2000, 27,932,513 shares of common stock were issued and outstanding. Voting of the shares of common stock is on a noncumulative basis.

         The following table sets forth certain information as of April __, 2000 with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of the Company as a group, and to the persons known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.

                                                    Number of Shares           Percent of Company's
  Name of Shareholder                               Presently Owned(1)         Outstanding Stock
  Karl W. Dieckmann(2)                                    320,743                    1.15%
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

  John H. Ewing(3)                                        153,125                    *
  76 Claremont Road
  Barnardsville, NJ 07924

  William J. Marino(4)                                     98,617                    *
  c/o Blue Cross/Blue Shield
        of New Jersey
  3 Penn Plaza East
  Newark, NJ 07105

  Donald W. Kappauf(5)
  c/o TeamStaff, Inc.                                     734,248                    2.60%
  300 Atrium Drive
  Somerset, NJ 08873

  Rocco J. Marano (6)                                      40,398                    *
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

  Donald T. Kelly(7)                                       88,850                    *
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

  Charles R. Dees, Jr. Ph.d(8)                             11,586                   0
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

  Martin J. Delaney(9)
  c/o TeamStaff, Inc.                                     118,073                   *
  300 Atrium Drive
  Somerset, NJ 08873

  Kirk Scoggins (10)                                    3,286,931                   11.76%
  c/o TeamStaff, Inc.
  300 Atrium Drive
  Somerset, NJ 08873

  Warren M. Cason (11)                                  2,220,654                    7.95%
  400 N. Ashley Drive, Suite 2300
  Tampa, FL 33602

  Warren M. Cason Jr. (12)                              1,843,889                    6.60%
  Trustee of the Dorothy C. Cason
  1997 Three Year Grantor Retained
  Annuity Trust c/o Warren M. Cason
  400 N. Ashley Drive, Suite 2300
  Tampa, FL 33602

All officers and directors as a group                   4,852,571                    _____%
(8)persons (2,3,4,5,6,7,8,9,14)

*        Less than 1 percent.

(1) Ownership consists of sole voting and investment power except as otherwise noted.

(2) Includes options to purchase 20,000 shares of the Company's common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(3) Includes options to purchase 25,000 shares of the Company's common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(4) Includes options to purchase 40,000 shares of the Company's common stock, and warrants to purchase 2,500 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(5) Includes options to purchase 347,500 shares of the Company's common stock, and excludes unvested options to purchase 200,000 shares of common stock.

(6) Includes options to purchase 5,000 shares and excludes options to purchase 5,000 shares of Common Stock.

(7) Includes options to purchase 80,000 shares of the Company's common stock, and excludes unvested options to purchase 100,000 shares of common stock.

(8) Includes options to purchase 6,250 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(9) Includes options to purchase 6,250 shares of common stock, and excludes unvested options to purchase 5,000 shares of common stock.

(10) Mr. Scoggins received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Mr. Scoggins also joined the Company's Board of Directors on January 25, 1999. Of the 3,286,921 shares currently owned by Mr. Scoggins, 223,442 shares have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owners of the TeamStaff Companies. Excludes unvested options to purchase 100,000 shares. Mr. Scoggins is the husband of Melissa Scoggins, the trustee under the Kirk Allen Scoggins 1997 Three Year Trust which owns 721,522 shares of Common Stock which shares are also excluded.

(11) Mr. Cason received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Of the 2,220,654 shares currently owned by Mr. Cason, 150,957 shares have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owners of the TeamStaff Companies. Mr. Cason is the father-in-law of Kirk Scoggins. Also excludes 160,338 shares of Common Stock owned by Dorothy Cason, the spouse of Warren Cason.

(12) This Trust received these shares as a former owner of the TeamStaff Companies which were acquired by the Company on January 25, 1999. Of the 1,843,889 shares currently owned by this Trust, 125,355 shares have been placed in escrow to indemnify the Company for certain representations regarding TeamStaff Companies made by the former owners of the TeamStaff Companies.

                                   PROPOSAL 1

                                  REVERSE SPLIT

         The Board of Directors has unanimously determined that it is in the best interests of the Company to effect a reverse split of the Company's Common Stock. Accordingly, the Board of Directors has unanimously approved, and recommends Shareholder approval of, a resolution granting authority to the Board of Directors to amend the Company's Articles of Incorporation to declare and implement a reverse split of the Company's common stock on a 1:3.5 basis. Shareholders are urged to carefully read the materials that follow as they involve matters of particular importance. The full text of the proposed amendment to the Articles of Incorporation is set forth in the form of Amended and Restated Articles of Incorporation contained in Appendix A to this Proxy Statement.

BACKGROUND OF THE PROPOSED AMENDMENT

          The Board of Directors has unanimously approved a proposal to amend the Articles of Incorporation to effect a reverse stock split of the Company's Common Stock, $.001 par value per share, of 1:3.5, whereby every three and one-half shares of Common Stock currently outstanding will be exchanged for one new share of Common Stock. By way of example, a shareholder holding 35,000 shares of Common Stock prior to the reverse split will be deemed to be the owner of 10,000 shares after the reverse split. All fractional shares resulting from the reverse stock split will be settled in cash, based upon the last sale price of the Common Stock on the day prior to the effective date of the reverse stock split.

         The Board of Directors originally approved the reverse split, along with the other proposals, on January 20, 2000, for submission to the Shareholders at the Annual Meeting held on April 13, 2000. The March 8, 2000 proxy statement for the Annual Meeting cited two principal reasons for the reverse split: increasing the stock price to make the Company's common stock a more attractive investment and qualifying for the Nasdaq National Market System. At the time of the March 8, 2000 proxy statement, management of the Company believed that, with the completion of certain contemplated restructurings, the Company would meet all of the initial listing criteria of the Nasdaq National Market System, provided the reverse split caused the Common Stock to trade above $5.00, as required for initial listing. At the Annual Meeting, the Shareholders overwhelmingly approved the adoption of a resolution authorizing the Board of Directors to effect a reverse split of the Common Stock in the range of 1:3 to 1:3.5 by the affirmative vote of 23,937,603 shares, representing approximately 93% of the shares voting on the proposal.

         After the March 8, 2000 proxy statement was mailed, the Company became aware of an opportunity to purchase the professional employer organization business of Outsource International, Inc. operating under the name tradename Synadyne The Company was advised that Outsource had immediate cash needs and accordingly the Company believed it could negotiate a favorable purchase price provided it was able to close the transaction on an expedited basis and pay the purchase price in cash. Under the terms of the letter of intent for the transaction, Outsource required that the transaction be closed on or about March 31, 2000, subsequently extended to April 10, 2000. On April 10, 2000, three days prior to the Shareholders meeting and after most of the Company's Shareholders had returned their proxies, the Company announced the completion of the acquisition of the assets of Synadyne. The purchase price of $3,500,000 was paid in cash which was funded by an increase in the Company's lending facilities.

         The Company believes the acquisition of the Synadyne assets will significantly enhance the Company's financial performance in the future; however, the acquisition resulted in an increase in intangible assets which currently prevents the Company from complying with the net tangible assets listing requirements of the Nasdaq National Market System. Among other criteria, companies such as TeamStaff applying for listing on the National Market System which have a market capitalization of less than $75,000,000 (or revenues and total assets of less than $75,00,0000) are required to have net tangible assets of at least $6,000,000. Even taking into consideration certain planned restructurings, the Company's net tangible assets may not equal or exceed $6,000,000. Although the Board of Directors still believes the reverse split is in the best interests of the Company and strongly urges its adoption, the Board has decided to resubmit the proposal to the Shareholders so that Shareholders will be able to make an informed decision based on current information. The Board has determined that the 1:3.5 ratio is appropriate for the split and therefore has not requested authority for a range for the split.

         The primary reason for proposing the reverse stock split has not changed. Management believes that the current low price of our common stock dissuades large numbers of potential investors, such as institutional investors and other investment companies and professional investors, from investing in our Common Stock. This belief is based on frequent common responses from investor groups addressed by the Company stating that their own investment criteria precluded an investment in a low priced stock. Therefore, management believes that by increasing the current price of the Company's Common Stock, the investment community will more favorably consider an investment in the Company.

         The relatively low stock price also impacts the ability of the Company to make acquisitions of other businesses. Thus the Company loses one of the primary tools of a public entity --- the ability to use stock to expand the business through acquisitions.

         The par value of the Common Stock will remain at $.001 after the reverse stock split. There are presently 40,000,000 shares of Common Stock, $.001 par value per share, authorized by the Company's Articles of Incorporation. The amendment provides that the number of authorized shares of Common Stock will remain at 40,000,000 shares after the reverse split is effected, and these shares will be available for issuance without any further shareholder approval. As of the Record Date, there were 27,932,513 , shares of Common Stock issued and outstanding and 1,698,079 shares of Common Stock reserved for issuance upon the conversion or exercise of various securities of the Company. If the one for three and one half reverse stock split is effected, the number of shares of

Common Stock issued and outstanding will be 7,980,718 and the number of shares of Common Stock reserved for issuance will be 485,165. The Company believes that shareholders will not have any greater difficulty disposing of stock in the event a reverse stock split is effected.

         In the event that the Company completes the reverse stock split, the number of shares that an investor owns would be reduced, but theoretically the economic interest in the Company represented by the shares held by an investor would have the same value as prior to the split. While there can be no assurances that the price of the Common Stock on a post-split basis will increase to the mathematical equivalent of the reverse stock split, the Board of Directors believes that it is the Company's only alternative currently available to raise the bid price of the Common Stock to a level which will be acceptable to increase investor interest in the Company.

         If the amendment to effect the reverse stock split is adopted by the shareholders, the Amended and Restated Articles of Incorporation in the form annexed as Appendix A will be filed with the Secretary of State of the State of New Jersey immediately following approval of the reverse split by the shareholders and the board of directors.

AMENDMENT PROPOSED BY THE BOARD OF DIRECTORS

         The following description of the amendment is qualified in its entirety by reference to the form of the Amended and Restated Articles of Incorporation annexed hereto as Appendix A.

         The Company's Articles of Incorporation currently authorizes the issuance of 40,000,000 shares of Common Stock, par value $.001 per share. As of the Record Date, the Company had 27,932,513 issued and outstanding shares of Common Stock. As of such date, there was also reserved for issuance upon the conversion or exercise of various securities of the Company 1,698,079 shares of Common Stock, leaving a total of 10,369,408 authorized, unissued and unreserved shares of Common Stock available for future issuances. If the reverse stock split is effected, the number of shares of Common Stock issued and outstanding will be 7,980,718 and the number of shares of Common Stock reserved for issuance will be 485,166, leaving a total of 31,543,116 authorized, unissued and unreserved shares of Common Stock available for future issuances.

         If the reverse stock split is approved by Shareholders, each three and one-half shares outstanding would be exchanged for one new share of Common Stock in accordance with the reverse stock split, as of the date on which the amendment to the Company' s Articles of Incorporation is filed with the Secretary of State of the State of New Jersey (the "Effective Date"). The par value of the new Common Stock will remain at $.001 per share. By way of example, if a shareholder owns 35,000 shares prior to the reverse stock split and the reverse stock split is authorized by the Shareholders and approved by the Board of Directors, then the shareholder would own 10,000 shares.

         No fractional shares of new Common Stock will be issued for any fractional new share interest. Rather, each Shareholder who would otherwise receive a fractional new share of Common Stock as a result of the Reverse Stock Split will receive an amount of cash equal to the last sale price of a share of Common Stock as reported by the Nasdaq Stock Market on the date immediately preceding the Effective Date multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional interest. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until the Effective Date and may be greater or less than the price on the date that any Shareholder executes his proxy.

         If this reverse stock split is approved, the Company will notify Shareholders of the filing of the Amended and Restated Articles of Incorporation with the New Jersey Secretary of State and will furnish to Shareholders of record as of the close of business on the Effective Date with a Letter of Transmittal for use in exchanging certificates. The Shareholders of the Company, promptly after the Amended and Restated Articles of Incorporation becomes effective, will be requested to mail their certificates representing their shares of Common Stock of the Company to the Exchange Agent named in the Letter of Transmittal and a new stock certificate giving effect to the reverse stock split will be issued and proceeds of the settlement of fractional interests delivered promptly.

         After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between those securities outstanding prior to the Effective Date of the reverse stock split and those to be outstanding after the Effective Date. A reverse stock split will, however, result in adjustments to the exercise price, conversion rates and number of shares issuable upon the exercise or conversion of certain outstanding options and warrants.

         As a result of the reverse stock split, cash proceeds received from the settlement of fractional shares may result in a Shareholder realizing taxable gain or loss to the extent of the difference between such proceeds and the cost or other basis applicable to the fractional shares. No officer, director, associate or affiliate of the Company is expected to derive any material benefit from approval of a reverse stock split other than the benefits which would be enjoyed by any other person holding the same number of shares.

     The Board of Directors believes that it is in the best interest of the Company to grant the Board of Directors authority to declare and implement a one-for-three and one-half reverse stock split.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock, appearing in person or by proxy, voting as a single class, is required for the approval of this Proposal 1.

         THE BOARD OF DIRECTORS DEEMS THE REVERSE STOCK SPLIT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND

RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company on or before November 8, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2001 Annual Meeting of Shareholders.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Special Meeting is that herein above set forth. If any other matter or matters are properly brought before the Special Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                            By Order of the Board of Directors


                                            Donald T. Kelly,
April __, 2000                              Secretary


          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TEAMSTAFF, INC.

         The undersigned corporation, in order to amend and restate its Amended and Restated Certificate of Incorporation, hereby certifies as follows:

         FIRST:   The name of the corporation is:

                                 TEAMSTAFF, INC.

         SECOND: The Corporation was originally incorporated in New Jersey on November 25, 1969 under the name "Digital Solutions, Inc."

         THIRD:   Article THIRD of The Amended and Restated Certificate of
Incorporation is hereby amended to effect the following:

                  (a) All the shares of Common Stock, par value $.001 per share, issued and outstanding as of the date of the filing of this Certificate of Amendment of the Certificate of Incorporation are hereby subject to a reverse stock split, whereby every 3.5 shares of issued and outstanding shares of Common Stock (and it being intended that the number of shares of Common Stock issuable upon exercise or conversion of all issued and outstanding Preferred Stock, options, warrants and convertible securities of every kind and all options under the Company's Employee Stock Option Plan) shall equal 1 share of Common Stock following the filing of this Certificate of Amendment.

         FOURTH: The text of the Amended and Restated Certificate of Incorporation, as amended hereby, is restated in its entirety as follows:

                  FIRST:  The name of the corporation is:

                                 TEAMSTAFF INC.

                  SECOND: The purpose or purposes for which the corporation is organized are:

         To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

                  THIRD:  Capital Stock

         (A) Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is FORTY-FIVE MILLION (45,000,000) shares, consisting of FORTY MILLION (40,000,000) shares of common stock, $.001 par value per share (hereinafter, the "Common Stock:), and FIVE MILLION (5,000,000) shares of Preferred Stock, $.10 par value per share (hereinafter, the "Preferred Stock").

         (B) Reverse Stock Split. All the shares of Common Stock, par value $.001 per share, issued and outstanding as of the date of the filing of this Certificate of Amendment of the Certificate of Incorporation are hereby subject to a reverse stock split, whereby every 3.5 shares of issued and outstanding shares of Common Stock (and it being intended that the number of shares of Common Stock issuable upon exercise or conversion of all issued and outstanding Preferred Stock, options, warrants and convertible securities of every kind and all options under the Company's Employee Stock Option Plan) shall equal 1 share of Common Stock following the filing of this Certificate of Amendment.

         (C)  Preferred Stock.

              (i) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in sub-paragraph B (ii) of this Article THIRD.

              (ii) Undesignated Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of this Article THIRD, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

                  (1) the distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

                  (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock of this corporation, and the terms and conditions of such conversion or exchange;

                  (4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                  (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this corporation;

                  (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

         (D)  Common Stock.

                  (1) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of this Article THIRD), if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (C) of this Article THIRD) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (C) of this Article THIRD, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

                  (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (C) of this Article THIRD), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

                  (3) Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to this Article THIRD, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

         FOURTH:  Other Provisions Relating to Preferred and Common Stock.

                  (1) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article THIRD, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

                  (2) Subject to the provisions of subparagraph (1) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  (3) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  (4) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series.

                  FIFTH: The address of the Corporation's registered office is 820 Bear Tavern Road, West Trenton, New Jersey 08628, and the name of its current registered agent at such address is Corporation Trust Company.

                  SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

          (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws but shall not be less than three. The directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, but in no event shall any class include less than one director. At each succeeding annual meeting of shareholders beginning at the 2000 annual meeting, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

          (2) Newly created directorship resulting from any increase in the authorized number of directors constituting the entire Board of Directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall be elected and shall qualify. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. For the purpose of this Article SIXTH, "cause" shall mean the willful failure of a director to perform in any substantial respect such director's duties to the Corporation, willful malfeasance by a director in the performance of his duties to the Corporation which is materially and demonstrably injurious to the Corporation, the commission by a director of an act of fraud in the performance of his duties, the conviction of a director for a felony punishable by confinement for a period of excess of one year, or the ineligibility of a director for continuation in office under any applicable rules, regulations or orders of any federal or state regulatory authority.

          (3) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference shares issued by the Corporation shall have the right to vote separately by class or series to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

          (4) Where the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

          (5) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the By-Laws of the Corporation or otherwise), the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, Paragraph 2, 3, 4 or 5 of this Article SIXTH.

               SEVENTH: To the fullest extent permitted by the New Jersey Business Corporations Act as the same exists or may hereafter be amended, no director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except that no director or officer shall be relieved from liability for an breach of duty based upon any act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of any improper personal benefit.

               EIGHTH: The name and address of the incorporator is as follows:

                   NAME                      ADDRESS
                   Sheldon Kass              1633 McKinley Avenue
                                             North Brunswick, New Jersey

         FIFTH: The amendments effected herein and the Restated Certificate of Incorporation was duly adopted by the affirmative vote of a majority of votes cast by the holders of shares entitled to vote thereon, pursuant to the Business Corporation Law of the State of New Jersey.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this __th day of April, 2000.

                                              ----------------------------------
                                              Donald W. Kappauf, President


ATTEST:
                                              ----------------------------------
                                              Donald T. Kelly, Secretary

                                 TEAMSTAFF, INC.
                       (FORMERLY DIGITAL SOLUTIONS, INC.)
                 Special Meeting of Shareholders - May 18, 2000

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Karl W. Dieckmann and Donald W. Kappauf, and each of them, proxies, with full power of substitution, to vote all shares of common stock of TeamStaff, Inc owned by the undersigned at the Special Meeting of Shareholders of TeamStaff, Inc. to be held on May 18, 2000 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I. Proposal to Amend and Restate the Certificate of Incorporation of the Corporation to effect a reverse split of its Common Stock on a 1:3.5 basis.

         \ \ For           \ \ Against            \ \ Abstain

and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the proxy statement dated April 18, 2000, receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted FOR the Reverse Stock Split unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.


                          Date
                              --------------------------------------------------


                          Signed
                                ------------------------------------------------

                          (Please date and sign exactly as accounts. Each joint owner should sign. Executors, administrators, trustees, etc. should also so indicate when signing.)


                          The proxy is solicited on behalf of the Board of Directors. Please sign and return in the enclosed envelope.